                                                                     EXHIBIT 23


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements File Nos. 33-82004 (1994 Stock Incentive Plan), 33-82002 (1991 Stock Option Plan), 33-82006 (Management Equity Plan), 33-82348 (Goal
Plan), 33-82350 (Horizon-Pace and Strides), and 33-99934 (Employee Stock Purchase Plan).



ARTHUR ANDERSEN LLP



January 16, 1997